AGREEMENT

     This Agreement is made and entered into this 27th day of June, 2000 by and between Chad Wright (hereafter "Seller" and Shoreside Investments, Inc. (hereafter "Buyer") at Salt Lake City, Utah.

     WHEREAS, Seller is the owner of an equity interest in real property located at Draper, Salt Lake County, Utah known as Lot 315, The Cove at Bear Canyon Phase III, according to the official plat thereof, as recorded in the office of the Salt Lake County Recorder; and

     WHEREAS, Seller desires to convey the aforesaid real property to Buyer in exchange for restricted common shares of Buyer; and

     WHEREAS, in order to accomplish the aforesaid purpose and define the terms of the agreement between them, the parties desire to enter into this written agreement

     NOW, THEREFORE, in consideration of the mutual covenants and agreements which are hereinafter set forth, the parties hereto mutually agree as follows:

     1. Seller hereby sells, assigns and conveys to Buyer all his right, title and interest in and to Lot 315, The Cove at Bear Canyon Phase III, according to the official plat thereof, as recorded in the office of the Salt Lake County Recorder.

     2. In order to render the aforesaid conveyance in recordable form, Seller agrees to execute and deliver to Buyer that form of Quit Claim Deed which is attached hereto and by this reference made a part hereof as if set forth at length.

     3. As consideration for the aforesaid conveyance, Buyer hereby agrees to issue and deliver to Seller certificates representing restricted common shares of Buyer registered as follows:

          Registered Owner     No. Shares
          Chad Wright          50,000 shares

     4. The aforesaid shares will not, when issued, have been registered under the Securities Act of 1933 but will be issued in reliance on the exemption from registration provided by Section 4(2) of the Act for transactions by an issuer not involving any public offering. In connection with Buyer's reliance on this exemption, Seller hereby warrants and represents as follows:
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          a.  He is a sophisticated investor who has full knowledge that
Shoreside is a start-up business with no operating history. He has been apprized that the Company has no significant cash or other assets, and understands the Company's proposed business plan of developing and managing real estate ventures.

          b. The Seller has been advised that the Company has totally inactive, has minimal net worth, and has had no active business operations, and no income from any such operations. He understands that he is investing the one of the only assets in Shoreside which has any capability of providing a capital basis for any active business operations.

          c. As a result of the foregoing, Seller acknowledges that he is not in need of the protection which would be afforded by registration under the Securities Act of 1933.
          d. The Seller acknowledges that the shares, when issued, will be "restricted securities" as that phrase is defined by paragraph (a) of SEC Rule 144 under the Act, and that in order for him to resell all or any part of the shares, he will be required to abide by the conditions set forth in that Rule.

          e The Seller acknowledges that he is purchasing the shares for his own account, for investment, not with a view to distribution.

          f. Seller hereby consents to the imposition of a legend on the face of the certificates representing his shares to the effect that the same may not be resold without registration or the availability of an exemption from registration, and further consents to the placement of stop-transfer orders against the shares until the Company is satisfied that they are either subject to a registration statement under the Act or may be sold pursuant to some applicable exemption from registration.
     5. This agreement is made and entered into within the State of Utah and is to be construed pursuant to the laws thereof. In case of breach, the breaching party shall be liable to the other for all remedies available at law or in equity, including reasonable attorneys' fees

               Seller
               /s/ Chad Wright
               Chad Wright

               Buyer
               Shoreside Investments, Inc.
               By: /s/ Harvey Carmichael
                     Harvey Carmichael, President



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